Filed Pursuant to Rule 433

Registration No. 333-158385

March 8, 2012

FREE WRITING PROSPECTUS

(To Prospectus dated April 2, 2009,

Prospectus Supplement dated April 9, 2009,

Product Supplement dated April 9, 2009, and

Underlying Supplement no. 3 dated October 22, 2010)

HSBC USA Inc.
Best of Performance Securities

Linked to the EURO STOXX 50® Index

}	Best of Performance Securities linked to the EURO STOXX 50® Index
}	Uncapped participation in gains of the reference asset
}	Minimum payment at maturity if the reference return is greater than or equal to -35%, subject to the credit risk of HSBC USA Inc.

The Best of Performance Securities (each a “security” and collectively the “securities") offered hereunder will not be listed on any U.S. securities exchange or automated quotation system. These securities will not bear interest.

Neither the U.S. Securities and Exchange Commission ( the “SEC”) nor any state securities commission has approved or disapproved of the securities or passed upon the accuracy or the adequacy of this document, the accompanying underlying supplement, product supplement, prospectus or prospectus supplement. Any representation to the contrary is a criminal offense. We have appointed HSBC Securities (USA) Inc., an affiliate of ours, as the agent for the sale of the securities. HSBC Securities (USA) Inc. will purchase the securities from us for distribution to other registered broker-dealers or will offer the securities directly to investors. In addition, HSBC Securities (USA) Inc. or another of its affiliates or agents may use the pricing supplement to which to this free writing prospectus relates in market-making transactions in any securities after their initial sale. Unless we or our agent informs you otherwise in the confirmation of sale, the pricing supplement to which this free writing prospectus relates is being used in a market-making transaction. See “Supplemental Plan of Distribution (Conflicts of Interest)” on page FWP-13 of this free writing prospectus.

Investment in the securities involves certain risks. You should refer to “Risk Factors” beginning on page FWP-8 of this document, page PS-4 of the accompanying product supplement, page S-3 of the accompanying prospectus supplement, and page US3-1 of the accompanying underlying supplement no. 3.

	Price to Public	Fees and Commissions[1]	Proceeds to Issuer
Per security	$1,000
Total

1HSBC USA Inc. or one of our affiliates may pay varying discounts and commissions of up to 2.00% per $1,000 Principal Amount of securities in connection with the distribution of the securities, which may consist of selling concessions of up to 2.00%. See “Supplemental Plan of Distribution (Conflicts of Interest)” on page FWP-13 of this free writing prospectus.

The Securities:

Are Not FDIC Insured	Are Not Bank Guaranteed	May Lose Value

HSBC USA Inc.

Best of Performance Securitites

Linked to the EURO STOXX 50® Index

Indicative Terms*

Principal Amount	$1,000 per security
Reference Asset	The EURO STOXX 50® Index (“SX5E”) (Ticker: SX5E)
Minimum Upside Return	At least 16.50%, to be determined on the Pricing Date
Barrier Level	-35%
Payment at Maturity per security

If the Reference Return is greater than or equal to the Barrier Level, you will receive the greater of:

a) $1,000 + ($1,000 × Reference Return); and

b) $1,000 + ($1,000 × Minimum Upside Return).

If the Reference Return is less than the Barrier Level:

$1,000 + ($1,000 × Reference Return).

Under these circumstances, you will lose 1% of the Principal Amount of your securities for each percentage point that the Reference Return is below zero. If the Reference Return is less than the Barrier Level, you may lose up to 100% of your investment.

Reference Return	Final Level – Initial Level Initial Level
Initial Level	See page FWP-4
Final Level	See page FWP-4
Pricing Date	March 23, 2012
Trade Date	March 23, 2012
Settlement Date	March 30, 2012
Final Valuation Date†	March 23, 2015
Maturity Date†	March 30, 2015
CUSIP	4042K1ZW6

* As more fully described beginning on page FWP-4.

†Subject to adjustment as described under “Additional Terms of the Notes” in the accompanying underlying supplement.

The Securities

These Best of Performance Securities may be suitable for investors who believe that the Reference Asset will remain unchanged, appreciate, or decline by no more than 35% over the term of the securities. So long as the Reference Return is greater than or equal to the Barrier Level but less than the Minimum Upside Return, the securities will outperform the Reference Return.

If the Reference Return is greater than or equal to the Barrier Level, you will realize at least the Minimum Upside Return at maturity (subject to the credit risk of HSBC). Should the Reference Asset decline beyond the Barrier Level, you will lose 1% of your investment for every 1% that the Reference Return is below zero.

The offering period for the securities is through March 23, 2012

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Payoff Example
The table at right shows the hypothetical payout profile of an investment in the securities reflecting a hypothetical Minimum Upside Return of 16.50%. The actual Minimum Upside Return will be determined on the Pricing Date and will be at least 16.50%.

Information about the Reference Asset

EURO STOXX 50® Index

The SX5E is composed of 50 stocks from the Eurozone (Austria, Belgium, Finland, France, Germany, Greece, Ireland, Italy, Luxembourg, the Netherlands, Portugal and Spain) portion of the STOXX Europe 600 Supersector indices. The STOXX 600 Supersector indices contain the 600 largest stocks traded on the major exchanges of 18 European countries and are organized into the following 19 Supersectors: automobiles & parts; banks; basic resources; chemicals; construction & materials; financial services; food & beverage; health care; industrial goods & services; insurance; media; oil & gas; personal & household goods; real estate; retail; technology; telecommunications; travel & leisure and utilities.

The graph above illustrates the daily 5-yr performance of the Reference Asset through March 5, 2012. The closing levels in the graph above were obtained from Bloomberg Professional® Service. Past performance is not necessarily an indication of future results. For further information on the Reference Asset please see “The EURO STOXX 50® Index” on page FWP-13 and in the accompanying underlying supplement no. 3. We have derived all disclosure regarding the Reference Asset from publicly available information. Neither HSBC USA Inc. or any of its affiliates assumes any responsibilities for the adequacy or accuracy of information about the Reference Asset.

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HSBC USA Inc. Best of Performance Securities Linked to the EURO STOXX 50® Index

All references to “Enhanced Market Participation Notes” in the accompanying product supplement shall refer to these Best of Performance Securities. The offering of securities will have the terms described in this free writing prospectus and the accompanying product supplement, prospectus supplement, prospectus and underlying supplement. If the terms of the securities offered hereby are inconsistent with those described in the accompanying product supplement, prospectus supplement, prospectus or underlying supplement, the terms described in this free writing prospectus shall control. You should be willing to forgo interest and dividend payments during the term of the securities and, if the Reference Return is less than the Barrier Level, lose up to 100% of your principal.

This free writing prospectus relates to an offering of securities linked to the performance of the EURO STOXX 50® Index (the “Reference Asset”). The purchaser of a security will acquire a senior unsecured debt security of HSBC USA Inc. linked to the Reference Asset as described below. The following key terms relate to the offering of securities:

Issuer:	HSBC USA Inc.
Issuer Rating:	A+ (S&P), A1 (Moody’s), AA (Fitch)†
Principal Amount:	$1,000 per security
Reference Asset:	The EURO STOXX 50® Index (Ticker: SX5E)
Trade Date:	March 23, 2012
Pricing Date:	March 23, 2012
Original Issue Date:	March 30, 2012
Final Valuation Date:	March 23, 2015. The Final Valuation Date is subject to adjustment as described under “Additional Terms of the Notes” in the accompanying underlying supplement.
Maturity Date:	5 business days after the Final Valuation Date and is expected to be March 30, 2015. The Maturity Date is subject to adjustment as described under “Additional Terms of the Notes” in the accompanying underlying supplement.
Minimum Upside Return:	At least 16.50%, to be determined on the Pricing Date.
Barrier Level:	-35%
Payment at Maturity:	On the Maturity Date, for each security, we will pay you the Final Settlement Value.
Final Settlement Value:

If the Reference Return is greater than or equal to the Barrier Level, you will receive a cash payment on the Maturity Date, per $1,000 Principal Amount of securities, equal to the greater of:

(a) $1,000 + ($1,000 × Reference Return); and

(b) $1,000 + ($1,000 × Minimum Upside Return).

If the Reference Return is less than the Barrier Level, you will receive a cash payment on the Maturity Date, per $1,000 Principal Amount of securities, calculated as follows:

$1,000 + ($1,000 × Reference Return).

Under these circumstances, you will lose 1% of the Principal Amount of your securities for each percentage point that the Reference Return is below zero. If the Reference Return is less than the Barrier Level, you may lose up to 100% of your investment.

Reference Return:	The quotient, expressed as a percentage, calculated as follows:
Final Level – Initial Level Initial Level
Initial Level:	The Official Closing Level of the Reference Asset on the Pricing Date.
Final Level:	The Official Closing Level of the Reference Asset on the Final Valuation Date.
Official Closing Level:	The closing level of the Reference Asset on any scheduled trading day as determined by the calculation agent based upon the level displayed on Bloomberg Professional® service page “SX5E <INDEX>”, or on any successor page on Bloomberg Professional® service or any successor service, as applicable.

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Form of securities:	Book-Entry
Listing:	The securities will not be listed on any U.S. securities exchange or quotation system.
CUSIP / ISIN:	4042K1ZW6 /

† A credit rating reflects the creditworthiness of HSBC USA Inc. and is not a recommendation to buy, sell or hold securities, and it may be subject to revision or withdrawal at any time by the assigning rating organization. The securities themselves have not been independently rated. Each rating should be evaluated independently of any other rating.

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GENERAL

This free writing prospectus relates to an offering of securities linked to the Reference Asset identified on the cover page. The purchaser of a security will acquire a senior unsecured debt security of HSBC USA Inc. linked to a single Reference Asset. We reserve the right to withdraw, cancel or modify any offering and to reject orders in whole or in part. Although the offering of securities relates to the Reference Asset identified on the cover page, you should not construe that fact as a recommendation as to the merits of acquiring an investment linked to the Reference Asset or any component security included in the Reference Asset or as to the suitability of an investment in the securities.

You should read this document together with the prospectus dated April 2, 2009, the prospectus supplement dated April 9, 2009, the product supplement dated April 9, 2009, and the underlying supplement no. 3 dated October 22, 2010. All references to “Enhanced Market Participation Notes” in the accompanying product supplement shall refer to these Best of Performance Securities. If the terms of the securities offered hereby are inconsistent with those described in the accompanying product supplement, prospectus supplement, prospectus, or underlying supplement, the terms described in this free writing prospectus shall control. You should carefully consider, among other things, the matters set forth in “Risk Factors” beginning on page FWP-8 of this free writing prospectus, page PS-4 of the product supplement, page S-3 of the prospectus supplement and page US3-1 of underlying supplement no. 3, as the securities involve risks not associated with conventional debt securities. We urge you to consult your investment, legal, tax, accounting and other advisors before you invest in the securities. As used herein, references to the “Issuer”, “HSBC”, “we”, “us” and “our” are to HSBC USA Inc.

HSBC has filed a registration statement (including a prospectus, a prospectus supplement, a product supplement and underlying supplement no. 3) with the SEC for the offering to which this free writing prospectus relates. Before you invest, you should read the prospectus, prospectus supplement and underlying supplement no. 3 in that registration statement and other documents HSBC has filed with the SEC for more complete information about HSBC and this offering. You may get these documents for free by visiting EDGAR on the SEC’s web site at www.sec.gov. Alternatively, HSBC Securities (USA) Inc. or any dealer participating in this offering will arrange to send you the prospectus, prospectus supplement, product supplement and underlying supplement if you request them by calling toll-free 1-866-811-8049.

You may also obtain:

}	The underlying supplement no. 3 at: http://www.sec.gov/Archives/edgar/data/83246/000114420410055205/v198039_424b2.htm
}	The product supplement at: http://www.sec.gov/Archives/edgar/data/83246/000114420409019791/v145840_424b2.htm
}	The prospectus supplement at: http://www.sec.gov/Archives/edgar/data/83246/000114420409019785/v145824_424b2.htm
}	The prospectus at: http://www.sec.gov/Archives/edgar/data/83246/000104746909003736/a2192100zs-3asr.htm

We are using this free writing prospectus to solicit from you an offer to purchase the securities. You may revoke your offer to purchase the securities at any time prior to the time at which we accept your offer by notifying HSBC Securities (USA) Inc. We reserve the right to change the terms of, or reject any offer to purchase, the securities prior to their issuance. In the event of any material changes to the terms of the securities, we will notify you.

PAYMENT AT MATURITY

On the Maturity Date, for each security you hold, we will pay you the Final Settlement Value, which is an amount in cash, as described below:

If the Reference Return is greater than or equal to the Barrier Level, you will receive a cash payment on the Maturity Date, per $1,000 Principal Amount of securities, equal to the greater of:

(a) $1,000 + ($1,000 × Reference Return); and

(b) $1,000 + ($1,000 × Minimum Upside Return).

If the Reference Return is less than the Barrier Level, you will receive a cash payment on the Maturity Date, per $1,000 Principal Amount of securities, calculated as follows:

$1,000 + ($1,000 × Reference Return).

Under these circumstances, you will lose 1% of the Principal Amount of your securities for each percentage point that the Reference Return is below zero. You should be aware that if the Reference Return is less than the Barrier Level, you may lose up to 100% of your investment.

Interest

The securities will not pay interest.

Calculation Agent

We or one of our affiliates will act as calculation agent with respect to the securities.

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Indenture and Trustee

Notwithstanding anything contained in the accompanying prospectus supplement or product supplement to the contrary, the securities will be issued under the senior indenture dated March 31, 2009, between HSBC USA Inc., as Issuer, and Wells Fargo Bank, National Association, as trustee. Such indenture has substantially the same terms as the indenture described in the accompanying prospectus supplement.

Paying Agent

Notwithstanding anything contained in the accompanying prospectus supplement or product supplement to the contrary, HSBC Bank USA, N.A. will act as paying agent with respect to the securities pursuant to a Paying Agent and Securities Registrar Agreement dated June 1, 2009, between HSBC USA Inc. and HSBC Bank USA, N.A.

Reference Sponsor

STOXX Limited, which is owned by Deutsche Börse AG and SIX Group AG, is the reference sponsor.

INVESTOR SUITABILITY

The securities may be suitable for you if:

}	You believe that the Official Closing Level of the Reference Asset will not decline by more than 35%, as compared to the Initial Level, on the Final Valuation Date.
}	You are willing to make an investment that is exposed to the negative Reference Return on a 1-to-1 basis for each percentage point that the Reference Return is below zero if the Reference Return is less than the Barrier Level.
}	You are willing to accept the risk and return profile of the securities versus a conventional debt security with a comparable maturity issued by HSBC or another issuer with a similar credit rating.
}	You are willing to forgo dividends or other distributions paid to holders of stocks comprising the Reference Asset.
}	You do not seek current income from your investment.
}	You do not seek an investment for which there is an active secondary market.
}	You are willing to hold the securities to maturity.
}	You are comfortable with the creditworthiness of HSBC, as Issuer of the securities.

The securities may not be suitable for you if:

}	You believe that the Official Closing Level of the Reference Asset will decline by more than 35%, as compared to the Initial Level, on the Final Valuation Date or that the Reference Return will not be sufficiently positive to provide you with your desired return.
}	You are unwilling to make an investment that is exposed to the negative Reference Return on a 1-to-1 basis for each percentage point that the Reference Return is below zero if the Reference Return is less than the Barrier Level.
}	You seek an investment that provides full return of principal.
}	You prefer the lower risk, and therefore accept the potentially lower returns, of conventional debt securities with comparable maturities issued by HSBC or another issuer with a similar credit rating.
}	You prefer to receive the dividends or other distributions paid on any stocks comprising the Reference Asset.
}	You seek current income from your investment.
}	You seek an investment for which there will be an active secondary market.
}	You are unable or unwilling to hold the securities to maturity.
}	You are not willing or are unable to assume the credit risk associated with HSBC, as Issuer of the securities.

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RISK FACTORS

We urge you to read the section “Risk Factors” on page S-3 in the accompanying prospectus supplement, on page PS-4 of the accompanying product supplement and on page US3-1 of underlying supplement no. 3. Investing in the securities is not equivalent to investing directly in any of the stocks comprising the Reference Asset. You should understand the risks of investing in the securities and should reach an investment decision only after careful consideration, with your advisors, of the suitability of the securities in light of your particular financial circumstances and the information set forth in this free writing prospectus and the accompanying underlying supplement, product supplement, prospectus supplement and prospectus.

In addition to the risks discussed below, you should review “Risk Factors” in the accompanying prospectus supplement, product supplement and underlying supplement including the explanation of risks relating to the securities described in the following sections:

}	“— Risks Relating to All Note Issuances” in the prospectus supplement;
}	“—Additional Risks Relating to Notes with an Equity Security or Equity Index as the Reference Asset” in the prospectus supplement;
}	“—Securities Prices Generally are Subject to Political, Economic, Financial and Social Factors that Apply to the Markets in which they Trade and, to a Lesser Extent, Foreign Markets” in underlying supplement no. 3; and
}	“—The Notes will Not be Adjusted for Changes in Exchange Rates” in underlying supplement no. 3.

You will be subject to significant risks not associated with conventional fixed-rate or floating-rate debt securities.

Your investment in the securities may result in a loss.

You will be exposed to any decline in the level of the Reference Asset if the Reference Return is less than the Barrier Level. Accordingly, if the Reference Return is less than -35%, your Payment at Maturity will be less than the Principal Amount of your securities. You may lose up to 100% of your investment at maturity if the Reference Return is less than the Barrier Level.

Credit risk of HSBC USA Inc.

The securities are senior unsecured debt obligations of the Issuer, HSBC, and are not, either directly or indirectly, an obligation of any third party. As further described in the accompanying prospectus supplement and prospectus, the securities will rank on par with all of the other unsecured and unsubordinated debt obligations of HSBC, except such obligations as may be preferred by operation of law. Any payment to be made on the securities, including any return of principal at maturity, depends on the ability of HSBC to satisfy its obligations as they come due. As a result, the actual and perceived creditworthiness of HSBC may affect the market value of the securities and, in the event HSBC were to default on its obligations, you may not receive the amounts owed to you under the terms of the securities.

The securities will not bear interest.

As a holder of the securities, you will not receive interest payments.

Changes that affect the Reference Asset will affect the market value of the securities and the amount you will receive at maturity.

The policies of the reference sponsor concerning additions, deletions and substitutions of the constituents comprising the Reference Asset and the manner in which the reference sponsor takes account of certain changes affecting those constituents included in the Reference Asset may affect the level of the Reference Asset. The policies of the reference sponsor with respect to the calculation of the Reference Asset could also affect the level of the Reference Asset. The reference sponsor may discontinue or suspend calculation or dissemination of the Reference Asset. Any such actions could affect the value of the securities.

Please read and pay particular attention to the section “Additional Risks Relating to Notes with an Equity Security or Equity Index as the Reference Asset” in the accompanying prospectus supplement.

The securities are not insured by any governmental agency of the United States or any other jurisdiction.

The securities are not deposit liabilities or other obligations of a bank and are not insured by the Federal Deposit Insurance Corporation or any other governmental agency or program of the United States or any other jurisdiction. An investment in the securities is subject to the credit risk of HSBC, and in the event that HSBC is unable to pay its obligations as they become due, you may not receive the full Payment at Maturity of the securities.

Certain built-in costs are likely to adversely affect the value of the securities prior to maturity.

While the Payment at Maturity described in this free writing prospectus is based on the full Principal Amount of your securities, the original issue price of the securities includes the placement agent’s commission and the estimated cost of HSBC hedging its obligations under the securities. As a result, the price, if any, at which HSBC Securities (USA) Inc. will be willing to purchase securities from you in secondary market transactions, if at all, will likely be lower than the original issue price, and any sale prior to the Maturity Date could result in a substantial loss to you. The securities are not designed to be short-term trading instruments. Accordingly, you should be able and willing to hold your securities to maturity.

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The securities lack liquidity.

The securities will not be listed on any securities exchange. HSBC Securities (USA) Inc. is not required to offer to purchase the securities in the secondary market, if any exists. Even if there is a secondary market, it may not provide enough liquidity to allow you to trade or sell the securities easily. Because other dealers are not likely to make a secondary market for the securities, the price at which you may be able to trade your securities is likely to depend on the price, if any, at which HSBC Securities (USA) Inc. is willing to buy the securities.

Potential conflicts.

HSBC and its affiliates play a variety of roles in connection with the issuance of the securities, including acting as calculation agent and hedging our obligations under the securities. In performing these duties, the economic interests of the calculation agent and other affiliates of ours are potentially adverse to your interests as an investor in the securities. We will not have any obligation to consider your interests as a holder of the securities in taking any action that might affect the value of your securities.

Uncertain tax treatment.

For a discussion of the U.S. federal income tax consequences of your investment in a security, please see the discussion under “U.S. Federal Income Tax Considerations” herein, the discussion under “Certain U.S. Federal Income Tax Considerations” in the accompanying product supplement and the discussion under “Certain U.S. Federal Income Tax Considerations” in the accompanying prospectus supplement.

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ILLUSTRATIVE EXAMPLES

The following table and examples are provided for illustrative purposes only and are hypothetical. They do not purport to be representative of every possible scenario concerning increases or decreases in the level of the Reference Asset relative to its Initial Level. We cannot predict the Final Level. The assumptions we have made in connection with the illustrations set forth below may not reflect actual events, and the hypothetical Initial Level used in the table and examples below is not the actual Initial Level of the Reference Asset. You should not take this illustration or these examples as an indication or assurance of the expected performance of the Reference Asset or the return on your securities. With respect to the securities, the Final Settlement Value may be less than the amount that you would have received from a conventional debt security with the same stated maturity, including those issued by HSBC. The numbers appearing in the table below and following examples have been rounded for ease of analysis.

The table below illustrates the Payment at Maturity on a $1,000 investment in the securities for a hypothetical range of performance for the Reference Return from -100% to +100%. The following results are based solely on the assumptions outlined below. The “Hypothetical Return on the Security” as used below is the number, expressed as a percentage, that results from comparing the Payment at Maturity per $1,000 Principal Amount of securities to $1,000. The potential returns described here assume that your securities are held to maturity. You should consider carefully whether the securities are suitable to your investment goals. The following table and examples assume the following:

}	Principal Amount:	$1,000
}	Hypothetical Initial Level:	2,500.00
}	Hypothetical Minimum Upside Return:	16.50% (The actual Minimum Upside Return will be determined on the Pricing Date and will be at least 16.50%)
}	Barrier Level:	-35%

The actual Initial Level will be determined on the Pricing Date.

Hypothetical Final Level	Hypothetical Reference Return	Hypothetical Payment at Maturity	Hypothetical Return on the Security
5,000.00	100.00%	$2,000.00	100.00%
4,500.00	80.00%	$1,800.00	80.00%
4,000.00	60.00%	$1,600.00	60.00%
3,500.00	40.00%	$1,400.00	40.00%
3,250.00	30.00%	$1,300.00	30.00%
3,000.00	20.00%	$1,200.00	20.00%
2,912.50	16.50%	$1,165.00	16.50%
2,875.00	15.00%	$1,165.00	16.50%
2,750.00	10.00%	$1,165.00	16.50%
2,625.00	5.00%	$1,165.00	16.50%
2,550.00	2.00%	$1,165.00	16.50%
2,525.00	1.00%	$1,165.00	16.50%
2,500.00	0.00%	$1,165.00	16.50%
2,475.00	-1.00%	$1,165.00	16.50%
2,450.00	-2.00%	$1,165.00	16.50%
2,375.00	-5.00%	$1,165.00	16.50%
2,250.00	-10.00%	$1,165.00	16.50%
2,125.00	-15.00%	$1,165.00	16.50%
2,000.00	-20.00%	$1,165.00	16.50%
1,750.00	-30.00%	$1,165.00	16.50%
1,625.00	-35.00%	$1,165.00	16.50%
1,500.00	-40.00%	$600.00	-40.00%
1,000.00	-60.00%	$400.00	-60.00%
500.00	-80.00%	$200.00	-80.00%
0.00	-100.00%	$0.00	-100.00%

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The following examples indicate how the Final Settlement Value would be calculated with respect to a hypothetical $1,000 investment in the securities.

Example 1: The level of the Reference Asset increases from the Initial Level of 2,500.00 to a Final Level of 2,625.00.

Reference Return:	5.00%
Final Settlement Value:	$1,165.00

Because the Reference Return is greater than the Barrier Level and less than the hypothetical Minimum Upside Return, the investor receives the hypothetical Minimum Upside Return and the Final Settlement Value would be $1,165.00 per $1,000 Principal Amount of securities, calculated as follows:

$1,000 + ($1,000 × Minimum Upside Return)

= $1,000 + ($1,000 × 16.50%)

= $1,165.00

Example 1 shows that you will benefit from the Minimum Upside Return at maturity when the Reference Return is greater than or equal to the Barrier Level but less than the Minimum Upside Return.

Example 2: The level of the Reference Asset decreases from the Initial Level of 2,500.00 to a Final Level of 2,375.00.

Reference Return:	-5.00%
Final Settlement Value:	$1,165.00

Although the Reference Return is negative, the Reference Return is greater than the Barrier Level and, therefore, the investor receives the hypothetical Minimum Upside Return. The Final Settlement Value would be $1,165.00 per $1,000 Principal Amount of securities, calculated as follows:

$1,000 + ($1,000 × Minimum Upside Return)

= $1,000 + ($1,000 × 16.50%)

= $1,165.00

Example 2 shows that you will also benefit from the Minimum Upside Return at maturity when the Reference Return is less than zero but greater than or equal the Barrier Level.

Example 3: The level of the Reference Asset increases from the Initial Level of 2,500.00 to a Final Level of 4,000.00.

Reference Return:	60.00%
Final Settlement Value:	$1,600.00

Because the Reference Return is greater than both the Barrier Level and the hypothetical Minimum Upside Return, the investor receives the Reference Return and the Final Settlement Value would be $1,600.00 per $1,000 Principal Amount of securities, calculated as follows:

$1,000 + ($1,000 × Reference Return)

= $1,000 + ($1,000 × 60.00%)

= $1,600.00

Example 3 shows that you will receive the return of your principal investment plus a return equal to the Reference Return at maturity when the Reference Return is greater than or equal to the Barrier Level and greater than the Minimum Upside Return.

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Example 4: The level of the Reference Asset decreases from the Initial Level of 2,500.00 to a Final Level of 1,500.00.

Reference Return:	-40.00%
Final Settlement Value:	$600.00

Because the Reference Return is less than the Barrier Level, the Final Settlement Value would be $600.00 per $1,000 Principal Amount of securities, calculated as follows:

$1,000 + ($1,000 × Reference Return)

= $1,000 + ($1,000 × -40.00%)

= $600.00

Example 4 shows that you are exposed on a 1-to-1 basis to declines in the level of the Reference Asset if the Reference Return is less than the Barrier Level. IF THE REFERENCE RETURN IS LESS THAN THE BARRIER LEVEL, YOU MAY LOSE UP TO 100% OF THE PRINCIPAL AMOUNT OF YOUR SECURITIES.

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The euro stoxx 50® index

Description of the SX5E

The SX5E is composed of 50 stocks from the Eurozone (Austria, Belgium, Finland, France, Germany, Greece, Ireland, Italy, Luxembourg, the Netherlands, Portugal and Spain) portion of the STOXX Europe 600 Supersector indices. The STOXX 600 Supersector indices contain the 600 largest stocks traded on the major exchanges of 18 European countries and are organized into the following 19 Supersectors: automobiles & parts; banks; basic resources; chemicals; construction & materials; financial services; food & beverage; health care; industrial goods & services; insurance; media; oil & gas; personal & household goods; real estate; retail; technology; telecommunications; travel & leisure and utilities.

For more information about the SX5E, see “The EURO STOXX 50® Index” on page US3-24 of the accompanying underlying supplement no. 3.

Historical Performance of the SX5E

The following graph sets forth the historical performance of the SX5E based on the daily historical closing levels from March 7, 2007 through March 5, 2012. The closing level for the SX5E on March 5, 2012 was 2,529.86. We obtained the closing levels below from Bloomberg Professional® service. We make no representation or warranty as to the accuracy or completeness of the information obtained from Bloomberg Professional® service.

The historical levels of the SX5E should not be taken as an indication of future performance, and no assurance can be given as to the Official Closing Level of the SX5E on any Observation Date.

SUPPLEMENTAL PLAN OF DISTRIBUTION (CONFLICTS OF INTEREST)

We have appointed HSBC Securities (USA) Inc., an affiliate of HSBC, as the agent for the sale of the securities. Pursuant to the terms of a distribution agreement, HSBC Securities (USA) Inc. will purchase the securities from HSBC for distribution to other registered broker-dealers or will offer the securities directly to investors. HSBC Securities (USA) Inc. proposes to offer the securities at the offering price set forth on the cover page of this free writing prospectus and will receive underwriting discounts and commissions of up to 2.00%, or $20.00, per $1,000 Principal Amount of securities. HSBC Securities (USA) Inc. may allow selling concessions on sales of such securities by other brokers or dealers of up to 2.00%, or $20.00.

In addition, HSBC Securities (USA) Inc. or another of its affiliates or agents may use the pricing supplement to which this free writing prospectus relates in market-making transactions after the initial sale of the securities, but is under no obligation to do so and may discontinue any market-making activities at any time without notice.

See ‘Supplemental Plan of Distribution’ on page S-52 in the prospectus supplement. All references to NASD Rule 2720 in the prospectus supplement shall be to FINRA Rule 5121.

We expect that delivery of the securities will be made against payment for the securities on or about the Original Issue Date set forth on page FWP-4 of this document, which is expected to be the fifth business day following the Trade Date of the securities.  Under Rule 15c6-1 under the Securities Exchange Act of 1934, as amended, trades in the secondary market generally are required to settle in three business days, unless the parties to that trade expressly agree otherwise.  Accordingly, purchasers who wish to trade securities on the Trade Date and the following business day thereafter will be required to specify an alternate settlement cycle at the time of any such trade to prevent a failed settlement and should consult their own advisors.

FWP-13

U.S. FEDERAL INCOME TAX CONSIDERATIONS

There is no direct legal authority as to the proper tax treatment of the securities, and therefore significant aspects of the tax treatment of the securities are uncertain as to both the timing and character of any inclusion in income in respect of the securities. Under one approach, a security should be treated as a pre-paid forward or other executory contract with respect to the Reference Asset. We intend to treat the securities consistent with this approach. Pursuant to the terms of the securities, you agree to treat the securities under this approach for all U.S. federal income tax purposes. Notwithstanding any disclosure in the accompanying product supplement to the contrary, our special U.S. tax counsel in this transaction is Sidley Austin llp. Subject to the limitations described therein, and based on certain factual representations received from us, in the opinion of our special U.S. tax counsel, Sidley Austin llp, it is reasonable to treat a security as a pre-paid forward or other executory contract with respect to the Reference Asset. Pursuant to this approach, we do not intend to report any income or gain with respect to the securities prior to their maturity or an earlier sale or exchange and we intend to treat any gain or loss upon maturity or an earlier sale or exchange as long-term capital gain or loss, provided that you have held the security for more than one year at such time for U.S. federal income tax purposes.

On March 18, 2010, the Hiring Incentives to Restore Employment Act (the “HIRE Act”) was signed into law. Under certain circumstances, the HIRE Act will impose a withholding tax of 30% on payments of U.S. source income on, and the gross proceeds from a disposition of, securities made to certain foreign entities unless various information reporting requirements are satisfied. These rules generally would apply to payments made after December 31, 2012. However, under the HIRE Act, the withholding and reporting requirements generally will not apply to payments made on, or gross proceeds from a disposition of, securities outstanding as of March 18, 2012 (the “Grandfather Date”).

Despite the December 31, 2012 date set forth in the HIRE Act, the Internal Revenue Service (the “IRS”) has issued preliminary guidance indicating that the withholding tax on U.S. source income will not be imposed with respect to payments made prior to January 1, 2014 and that the withholding tax on gross proceeds from a disposition of securities will not be imposed with respect to payments made prior to January 1, 2015. In addition, the IRS has released proposed regulations that would extend the Grandfather Date to January 1, 2013. These proposed regulations would be effective once finalized. Prospective investors should consult their tax advisors regarding the HIRE Act.

For a discussion of the U.S. federal income tax consequences of your investment in a security, please see the discussion under “Certain U.S. Federal Income Tax Considerations” in the accompanying product supplement and the discussion under “Certain U.S Federal Income Tax Considerations” in the accompanying prospectus supplement.

FWP-14

TABLE OF CONTENTS

You should only rely on the information contained in this free writing prospectus, any accompanying underlying supplement, product supplement, prospectus supplement and prospectus. We have not authorized anyone to provide you with information or to make any representation to you that is not contained in this free writing prospectus, the accompanying underlying supplement, product supplement, prospectus supplement and prospectus. If anyone provides you with different or inconsistent information, you should not rely on it. This free writing prospectus, the accompanying underlying supplement, product supplement, prospectus supplement and prospectus are not an offer to sell these securities, and these documents are not soliciting an offer to buy these securities, in any jurisdiction where the offer or sale is not permitted. You should not, under any circumstances, assume that the information in this free writing prospectus, the accompanying underlying supplement, product supplement, prospectus supplement and prospectus is correct on any date after their respective dates.

HSBC USA Inc.

$   Best of Performance Securities
Linked to the

EURO STOXX 50® Index

March 8, 2012

FREE WRITING PROSPECTUS

Free Writing Prospectus
General	FWP-6
Payment at Maturity	FWP-6
Investor Suitability	FWP-7
Risk Factors	FWP-8
Illustrative Examples	FWP-10
The EURO STOXX 50® Index	FWP-13
Supplemental Plan of Distribution (Conflicts of Interest)	FWP-13
U.S. Federal Income Tax Considerations	FWP-14
Underlying Supplement no. 3
Risk Factors	US3-1
The S&P 500® Index	US3-4
The Russell 2000® Index	US3-8
The Dow Jones Industrial AverageSM	US3-11
The Hang Seng China Enterprises Index®	US3-13
The Hang Seng® Index	US3-15
The Korea Stock Price Index 200	US3-17
MSCI Indices	US3-20
The Dow Jones EURO STOXX 50® Index	US3-24
The PHLX Housing SectorSM Index	US3-26
The TOPIX® Index	US3-30
The NASDAQ-100 Index®	US3-33
S&P BRIC 40 Index	US3-37
The Nikkei 225 Index	US3-40
The FTSE™ 100 Index	US3-42
Other Components	US3-44
Additional Terms of the Notes	US3-44
Product Supplement
Notice to Investors	PS-1
Product Supplement Summary	PS-1
Risk Factors	PS-4
Pricing Supplement Overview	PS-7
Valuation of the Notes	PS-7
Hypothetical Examples	PS-10
Specific Terms of the Notes	PS-19
Certain U.S. Federal Income Tax Considerations	PS-24
Events of Default and Acceleration	PS-25
Information Regarding the Reference Asset and Reference Issuers	PS-25
Certain ERISA Considerations	PS-25
Validity of the Notes	PS-25
Prospectus Supplement
Risk Factors	S-3
Pricing Supplement	S-16
Description of Notes	S-16
Sponsors or Issuers and Reference Asset	S-37
Use of Proceeds and Hedging	S-37
Certain ERISA	S-38
Certain U.S. Federal Income Tax Considerations	S-39
Supplemental Plan of Distribution	S-52
Prospectus
About this Prospectus	2
Special Note Regarding Forward-Looking Statements	2
HSBC USA Inc.	3
Use of Proceeds	3
Description of Debt Securities	4
Description of Preferred Stock	16
Description of Warrants	22
Description of Purchase Contracts	26
Description of Units	29
Book-Entry Procedures	32
Limitations on Issuances in Bearer Form	36
Certain U.S. Federal Income Tax Considerations Relating to Debt Securities	37
Plan of Distribution	52
Notice to Canadian Investors	54
Certain ERISA Matters	58
Where You Can Find More Information	59
Legal Opinions	59
Experts	59